BANKATLANTIC BANCORP, INC.
                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304


                                  June 22, 1999



Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), which will be held on Wednesday, July 21, 1999 at 1:00 p.m. local time, at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

     At the Annual Meeting, holders of the Company's Class B Common Stock will be asked to vote upon the election of five directors, and to vote upon the adoption of three new incentive compensation plans.

     The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the action to be taken by the holders of Class B Common Stock at the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THESE PROPOSALS.

     Whether or not you plan to attend the Annual Meeting, and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. The prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event that you attend the Annual Meeting. Please vote today.

     On behalf of your Board of Directors and the employees of the Company and its subsidiaries, I would like to express our appreciation for your continued support.



                                                  Sincerely,

                                                  /s/Alan B. Levan
                                                  ----------------
                                                  Alan B. Levan
                                                  Chairman of the Board

                           BANKATLANTIC BANCORP, INC.
                             PROXY STATEMENT FOR THE
                       1999 ANNUAL MEETING OF SHAREHOLDERS


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On July 21, 1999

                                   ------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), will be held at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on July 21, 1999 commencing at 1:00 p.m., local time, for the following purposes:

     1. To elect five directors to the Company's Board of Directors; one director to serve a one year term to expire in 2000, one director to serve a two year term to expire in 2001 and three directors to serve three year terms to expire in 2002.

     2.   To  consider   and  vote  upon  the   adoption  of  the   BankAtlantic
          Bancorp-Ryan Beck Restricted Stock Incentive Plan.

     3.   To  consider   and  vote  upon  the   adoption  of  the   BankAtlantic
          Bancorp-Ryan Beck Executive Incentive Plan.

     4. To consider and vote upon the adoption of the BankAtlantic Bancorp 1999 Stock Option Plan

     5. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice.

     Only holders of record of Class B Common Stock at the close of business on June 18, 1999 are entitled to notice of and to vote on all matters at the Annual Meeting. Class A Common Shareholders will not be entitled to vote at this meeting.


                                             Sincerely yours,

                                             /s/Jarett S. Levan
                                             ------------------
                                             Jarett S. Levan
                                             Secretary



Fort Lauderdale, Florida
June 22, 1999



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           BANKATLANTIC BANCORP, INC.
                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304

                                 ==============
                                 PROXY STATEMENT
                                 ==============

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BankAtlantic Bancorp, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on Wednesday, July 21, 1999, at 1:00 p.m., and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         This Proxy Statement, Notice of Meeting and accompanying proxy card are expected to be mailed to shareholders on or about June 22, 1999.

GENERAL

         Each proxy solicited hereby, if properly executed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein. Executed proxies with no instructions contained therein will be voted for the election of the nominees as directors described below and in favor of the adoption of each of the three new incentive compensation plans presented for approval. Although the Board of Directors is unaware of any matters to be presented at the Annual Meeting, other than matters disclosed herein, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote as proxies in accordance with their own best judgment on those matters.

         Only holders of the Company's Class B Common Stock will be entitled to vote at the Annual Meeting.

         Any shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before it is exercised by notifying the Secretary of the Company in writing at the address set forth above, by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         The Company will bear the expense of soliciting proxies in the accompanying form and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not intend to solicit proxies other than by use of mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, telegram, special letter or otherwise.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

         Only holders of record of the Company's Class B Common Stock at the close of business on June 18, 1999 (the "Record Date") are entitled to vote shares held on that date on all matters presented at the Annual Meeting. On the Record Date, there were 10,364,773 shares of Class B Common Stock issued and outstanding and each share of Class B Common Stock is entitled to one vote on all matters presented for a vote at the Annual Meeting. Holders of the Company's Class A Common Stock are not entitled to vote on any of the matters to be submitted for a vote at the Annual Meeting.

QUORUM; ADJOURNMENT

         The presence, in person or by proxy, of at least a simple majority of the total outstanding shares of Class B Common Stock is necessary to constitute a quorum to carry on business at the Annual Meeting. In the event that there are not sufficient shares represented for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTE REQUIRED FOR APPROVAL

         Nominees for director who receive a plurality of the votes of Class B Common Stock cast in person or by proxy at the Annual Meeting will be elected directors of the Company; accordingly, abstentions and broker non-votes will not affect the outcome of the election. The proposals for the approval of each of the incentive compensation plans, require the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting in person or by proxy at the Annual Meeting; accordingly, an abstention will have the same effect as a vote against the proposal, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote.

         Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote for the election of directors, but do not have the authority to vote on any of the incentive compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            Listed in the table below are the beneficial owners known by the Company to hold as of May 31, 1999 more than 5% of the Company's outstanding Common Stock. In addition, this table includes the outstanding securities beneficially owned by the executive officers listed in the Summary Compensation Table and the number of shares owned by directors and executive officers as a group. Securities beneficially owned by directors and director nominees are disclosed under "Election of Directors" elsewhere herein.

                                        Class A        Class B
                                      Common Stock   Common Stock
                                       Ownership      Ownership      Percent of     Percent of
                                         as of          as of         Class A        Class B
Name of Beneficial Owner              May 31, 1999   May 31, 1999   Common Stock   Common Stock
------------------------              ------------   ------------   ------------   ------------
BFC Financial Corporation (1)(2)(3)     6,578,671      4,876,124
Alan B. Levan (1)(3) ..............     6,588,533      5,188,302       25.37          47.00
Frank V. Grieco (5) ...............         5,430        123,545         *              *
Lewis F. Sarrica (5) ..............           930         82,500         *              *
Steven D. Hickman .................           125          2,000         *              *
Ben Plotkin (4) ...................       249,419            100         *              *

All directors and executive officers
of the Company and BankAtlantic, as
a group (persons, including the
individuals identified above)           7,108,569      5,939,567       27.37%         53.81%
----------------------------------
*  Less than one percent of the class.

(1) BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo who collectively may be deemed to have an aggregate beneficial ownership of 65% of the outstanding common stock of BFC. Mr. Alan Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC and Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC. Mr. Abdo is also Chairman of the Board and President of BankAtlantic Development Corporation ("BDC"), a subsidiary of BankAtlantic.
(2) BFC's mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.
(3) Mr. Alan Levan may be deemed to be the beneficial owner of the shares of Class A and Class B Common Stock beneficially owned by BFC Financial Corporation ("BFC"), a financial services and savings bank holding company by virtue of Mr. Alan Levan's control of Levan Enterprises, Ltd.. Mr. Alan Levan may also be deemed to beneficially own 228,884 of Class B Common Stock which can be acquired within 60 days pursuant to stock options and 293 shares of the Company's Class A Common Stock and 207 shares of the Company's Class B Common Stock held by Levan Enterprises, Ltd.
(4) Mr. Plotkin beneficially owns 57,273 shares of Class A Common Stock and 100 shares of Class B Common Stock. Mr. Plotkin is also the Trustee for the benefit of Ross and Marc Plotkin under an irrevocable trust holding 38,151 shares of Class A Common Stock. Mr. Plotkin disclaims beneficial ownership of 250 shares of Class A Common Stock held by his son. Mr. Plotkin may also be deemed the beneficial owner of 7,633 shares of Class A Common Stock which can be acquired within 60 days as a consequence of Mr. Plotkin's ownership of the Company's 6 3/4% Convertible Subordinated Debentures and 31,122 Class A Common shares which may be acquired within 60 days pursuant to stock options. Mr. Plotkin's holdings include 114,989 shares of restricted Class A Common Stock; including 95,389 shares which were issued under the Restricted Stock Plan for Key Employees of Ryan Beck & Co. and 19,600 shares which were issued under the BankAtlantic Bancorp-Ryan Beck Restricted Stock Incentive Plan.
(5) Mr. Grieco beneficially owns 114,446 shares of Class B Common Stock which can be acquired within 60 days pursuant to stock options. Mr. Sarrica beneficially owns 57,227 shares of Class B. Common Stock which can be acquired within 60 days pursuant to stock options.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of seven directors divided into three classes, each of which has three year terms which expire in annual succession. The Company's By-Laws provide that the Board of Directors shall consist of no less than seven or more than twelve directors. The Board of Directors has increased the number of directors on the Company's Board to nine. Accordingly, a total of five directors will be elected at this meeting. Three directors will be elected to serve for terms expiring in 2002, one director will be elected to serve for a term expiring in 2000 and one director will be elected to serve for a term expiring in 2001 and in each case until their successors are duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a holder of Class B Common Stock will be voted for the election of the nominees shown in the accompanying table. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the shares represented by a proxy will be voted for the other named nominees and for the person, if any, who is designated by the Board of Directors to replace such nominee.

     The following table sets forth the names of the directors of the Company including the names of directors of the Company whose terms of office will expire at the Annual Meeting and those who are nominated for election. Each director whose term of office is to expire at the Annual Meeting has been nominated for reelection at the Annual Meeting. The table contains certain information with respect to the directors, including the principal occupation or employment for at least the previous five years, his or her positions or offices at the Company, BankAtlantic or Ryan Beck & Co. and the number and percentage of shares of the Company's Class A and Class B Common Stock beneficially owned by each director or nominee for director as of May 31, 1999.

                                                                       Amount and Nature of
                                                                     Beneficial Ownership as
                                                                         of May 31, 1999
                                                                     -----------------------
                                                                                                       Percent of    Percent of
                                                        First        Class A          Class B            Class A       Class B
                                                        Became a      Common          Common             Common        Common
                                                  Age   Director(5)   Stock            Stock              Stock        Stock
                                                  ---   --------    ---------        ----------         --------     ----------
Name and Principal Occupation or Employment (1)
-----------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS ENDING IN 2002
-----------------------------------------------------------
BRUNO DIGIULIAN.  . . . . . . . . . . . . . . .   65     1985          62,757(4)(6)      45,563(4)(6)       *           *
Of counsel, Ruden McClosky Smith Schuster
 & Russell, P.A., a law firm.
ALAN B.  LEVAN  (8) . . . . . . . . . . . . . .   54     1984       6,588,533(2)     65,185,302(2)(6)     25.37       47.00
Chairman of the Board, Chief Executive
 Officer and President of the Company and
 BankAtlantic. Elected as an officer of
 BankAtlantic in 1987. President,
 Chairman of the Board and Chief Executive
 Officer of BFC Financial Corporation.
BEN A.  PLOTKIN . . . . . . . . . . . . . . . .   43     1998         249,419(6)(7)         100             *           *
Chairman, President and Chief Executive
 Officer of Ryan Beck & Co.since January
 1997, Senior Executive Vice President,
 from January 1996 through 1997 and
 Executive Vice President, from December
 1990 through January 1996.

NOMINEE FOR ELECTION AS DIRECTOR FOR TERM ENDING IN 2000
--------------------------------------------------------
STEVEN D. HICKMAN . . . . . . . . . . . . . . .   44     1999             125             2,000             *           *
Chief  Operating  Officer  of the  Company
 and BankAtlantic since June 1998,
 Executive Vice President, Community Banking
 from August 1997 to June 1998.  Prior to
 joining  BankAtlantic, Mr.  Hickman was
 Director, Small Business Banking at Barnett
 Bank.

NOMINEE FOR ELECTION AS DIRECTOR FOR TERM ENDING IN 2001
--------------------------------------------------------
JARETT  S.  LEVAN (8) . . . . . . . . . . . . .   25     1999             125(8)              0 (8)         *           *
Corporate Secretary of the Company and
 BankAtlantic since January 1999.  Jarett
 Levan joined BankAtlantic in January 1998
 and became Vice President-Legal Department
 in September 1998 and Manager-Corporate
 Communications in November 1998. Jarett
 Levan has worked in various departments
 of BankAtlantic on a part-time basis
 since 1990. Jarett Levan joined
 BankAtlantic after completing Law School.

DIRECTORS WITH TERMS ENDING IN 2000
-----------------------------------
JOHN E.  ABDO . . . . . . . . . . . . . . . . .   55     1984             254(2)        131,789(2)(6)       *          2.23
Vice  Chairman of the Company and
 BankAtlantic.  Elected as an officer of
 BankAtlantic in 1987. President and Chief
 Executive Office of Abdo Companies,
 Director of Benihana National Corporation
 and Chairman of the Board and President
 of BankAtlantic Development Corporation.
CHARLIE C.  WINNINGHAM,  II . . . . . . . . . .   66     1976         114,272(3)(6)      99,889(3)(6)        *          *
President of C. C. Winningham Corporation,
 a land surveying firm.

DIRECTORS WITH TERMS ENDING IN 2001
-----------------------------------
STEVEN M. COLDREN.  . . . . . . . . . . . . . .   51     1986          30,436(3)(6)      10,942(3)(6)        *          *
Chairman and President of Business
 Information Systems, Inc., a distributor
 of dictation, word processing and computer
 equipment and Chairman of Medical
 Information Systems Corp., a distributor
 of hospital computer systems.
MARY E.  GINESTRA . . . . . . . . . . . . . . .   74     1980          49,473(6)         32,992(6)           *          *
Private Investor
------------------------------
*    Less than one percent of the class.


(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2) Mr. Alan Levan has sole voting and investment power with respect to 83,087 shares of Class B Common Stock. The security ownership indicated above for Mr. Alan Levan includes 6,578,671 Class A common shares and 4,876,124 Class B common shares owned by BFC (See "Security Ownership of Certain Beneficial Owners and Management"). BFC Financial Corporation may be deemed to be controlled by Alan B. Levan (45%) and John E. Abdo ( 20%) who collectively may be deemed to have an aggregate beneficial ownership of 65% of the outstanding common stock of BFC.
(3) Shares beneficially owned by the indicated director and his wife are: Mr. Coldren - 1,018 Class A shares, 360 Class B shares; and Mr. Winningham - 84,854 Class A shares, 80,811 Class B shares. The indicated director shares voting and investment power with respect to these shares.
(4) Mr. DiGiulian's wife beneficially owns 33,339 Class A shares and 26,485 Class B shares.
(5) Indicates date of becoming a director of BankAtlantic. Each director became a director of the Company on July 13, 1994 when BankAtlantic completed its reorganization into a holding company structure except for Mr. Plotkin who became a director in 1998 and Mr. Jarett Levan and Mr. Hickman who became directors in 1999.
(6) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options: Mr. DiGiulian - 29,418 Class A shares, 19,078 Class B shares; Mr. Coldren - 29,418 Class A shares, 10,582 Class B shares; Mrs. Ginestra - 29,418 Class A shares, 19,078 Class B shares; Mr. Winningham - 29,418 Class A shares, 19,078 Class B shares; Mr. Plotkin - 31,122 Class A shares; Mr. Alan Levan, 9,569 Class A shares, 228,884 Class B shares; and Mr. Abdo 114,433 Class B shares.
(7) Includes 114,989 shares of restricted Class A Common Stock, 95,389 shares of which were issued under the Restricted Stock Plan for Key Employees of Ryan Beck & Co. and 19,600 shares of which were issued under the BankAtlantic Bancorp-Ryan Beck Restricted Stock Incentive Plan.
(8) Jarett Levan is Alan Levan's son.


THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

IDENTIFICATION OF EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

     The following individuals are executive officers of the Company and/or its wholly owned subsidiary, BankAtlantic:

      Name           Age                      Position
-----------------    ---    ----------------------------------------------------
Alan B. Levan        54     Chairman of the Board, Chief Executive Officer and
                            President of the Company and BankAtlantic
John E. Abdo         55     Vice  Chairman  of  the  Company  and  BankAtlantic,
                            Chairman of  the Board and President of BankAtlantic
                            Development  Corporation, a  wholly owned subsidiary
                            of BankAtlantic
Frank V. Grieco      54     Senior Executive Vice President and Chief Accounting
                            Officer of the Company and BankAtlantic
Steven D. Hickman    44     Chief Operating Officer of BankAtlantic
Jean E. Carvalho     64     Executive Vice President, Customer  Service  Manager
                            of BankAtlantic
Lewis F. Sarrica     55     Executive   Vice   President   and  Chief Investment
                            Officer of BankAtlantic
Marcia K. Snyder     44     Executive Vice President, Corporate Lending Division
                            of BankAtlantic
Andrea J. Allen      42     Executive   Vice  President,  Community  Banking  of
                            BankAtlantic
Jarett S. Levan      25     Vice President and Corporate Secretary of the
                            Company and BankAtlantic

     All officers serve until they resign or are replaced or removed by the Board of Directors.

     The following additional information is provided for the executive officers shown above who are not directors of the Company or nominees for directors:

FRANK V. GRIECO joined BankAtlantic in 1991 as a Senior Executive Vice President and Director. Mr. Grieco was a Director of the Company from 1991 to 1998.

JEAN E. CARVALHO joined BankAtlantic in December 1978 and became Executive Vice President, Corporate Secretary in March 1997. Ms. Carvalho was Corporate Secretary of the Company from 1994 to 1998. Effective January 1, 1999 Ms. Carvalho became the Customer Service Manager.

LEWIS F. SARRICA joined BankAtlantic in April 1986 and became Executive Vice President, Chief Investment Officer in December 1986.

MARCIA K. SNYDER joined BankAtlantic in November 1987 and became Executive Vice President, Commercial Lending Division in August 1989.

ANDREA J. ALLEN joined BankAtlantic in May 1989 and became Executive Vice President, Operations and Management Information Services Division in December 1996. In January 1999 Ms. Allen became Executive Vice President, Community Banking.

DIRECTORS' FEES

     Directors of the Company each receive an annual retainer of $18,600 with no additional compensation for attendance at each Board of Directors' meeting or meeting of a committee of which he or she is a member. Directors who are also officers of the Company, BankAtlantic or Ryan, Beck & Co. do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. In 1994, upon the establishment of the 1994 BankAtlantic Stock Option Plan, non-employee directors each received a one time grant of options to acquire 19,078 shares of the Company's Class B Common Stock. In 1996, upon the establishment of the 1996 BankAtlantic Bancorp Stock Option Plan non-employee directors each received a grant of options to acquire 12,209 shares of the Company's Class A Common Stock. Additionally, under the 1996 Stock Option Plan the non-employee directors received on May 1, 1997 an additional grant of options to acquire 12,209 shares of the Company's Class A Common Stock. In 1998, upon the establishment of the 1998 BankAtlantic Bancorp Stock Option Plan non-employee directors each received a grant of options to purchase 5,000 shares of the Company's Class A Common Stock.

DIRECTOR AND MANAGEMENT INDEBTEDNESS

     BankAtlantic, in the ordinary course of its business, makes mortgage and other installment loans to its employees, officers and directors. These loans are made pursuant to normal lending criteria and in management's judgment do not involve more than the normal risk of collectability nor present any other unfavorable features. Employees, officers and directors of BankAtlantic, prior to May 31, 1990, received a preferential interest rate on home mortgage loans. Executive officers and directors have not been entitled to reduced rates or reduced points on any new loans granted after May 31, 1990.

     The following table sets forth certain information, as of May 31, 1999, with respect to loans made by BankAtlantic to its executive officers and directors and members of their immediate families, who had aggregate borrowings of $60,000 or greater from BankAtlantic at any time since January 1, 1998.

                                    Highest Amount     Outstanding
                                     Outstanding         Balance
                                        Since               at        Interest
Name and Capacity in Which Served   January 1, 1998    May 31, 1999     Rate
---------------------------------   ---------------    ------------   --------
Jean E. Carvalho, Executive Vice
  President ......................     $ 81,141        $ 79,776        8.75(1)
Mary E. Ginestra, Director .......      105,318               0        8.25 *
Charlie C. Winningham II, Director      189,364         171,967        7.50 *

---------------------
*Denotes preferential rate

(1) Equity credit line is prime plus 1% and first mortgage loan with preferential employee rate of 8.75%.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met thirteen (13) times, took action by Unanimous Written Consent once, and were telephonically polled twice during the last fiscal year. The Board of Directors has established a number of committees, including Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served.

     The Audit Committee consists of: Steven M. Coldren, Chairman, Charlie C. Winningham, II and Mary E. Ginestra. The Committee met five (5) times during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of BankAtlantic's internal auditors, considers comments made by the independent auditors with respect to BankAtlantic's and the Company's internal control structure, and reviews internal accounting procedures and controls with BankAtlantic's financial and accounting staff.

     The Compensation Committee consists of: Bruno L. DiGiulian,  Chairman, Mary
E. Ginestra, Charlie C. Winningham, II and Steven M. Coldren. The Committee met three (3) times during the 1998 fiscal year and were telephonically polled once. The Compensation Committee establishes and implements compensation policies and programs for BankAtlantic executives and recommends the compensation arrangements for executive management and directors. It also served as the Stock Option Committee for the purpose of making grants of options under all of the Company's 1 Stock Option Plans. Ryan, Beck & Co. administers various restricted stock issuances to its employees with oversight functions by the Company's Compensation Committee.
                                       7

TIMELY FILING OF 16(A) REPORTS

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the year ended December 31, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that two reports, covering two transactions, were filed late by Steve Hickman; and one report, covering one transaction, was filed late by Mr. DiGuilian. Mr. Plotkin timely filed a Form 3 report which inadvertently omitted certain holdings which were subsequently reported in an amended Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Alan Levan and Mr. Abdo have investments or are partners in real estate joint ventures with developers, that in connection with other ventures have loans from BankAtlantic or are partners with BDC. Also beginning in September 1998, BDC agreed to pay the Abdo Companies, Inc., which is controlled by Mr. Abdo, $50,000 per month for services and management, including activities relating to BankAtlantic, BankAtlantic Bancorp, Inc., St. Lucie West Holding
Corporation and the BDC joint ventures. Additionally, as part of that arrangement, the Abdo Companies will receive 10% of any of BDC's profits in the ventures after BDC has received an aggregate 15% cumulative annual return on its equity investments as part of the arrangement.

                           SUMMARY COMPENSATION TABLE

     Officers of the Company receive no additional compensation other than that paid by the Company's subsidiaries. The following table sets forth certain summary information concerning compensation paid or accrued by BankAtlantic or Ryan, Beck to or on behalf of BankAtlantic's Chief Executive Officer ("CEO") and each of the four other highest paid executive officers (determined as of December 31, 1998) for the fiscal years ended December 31, 1998, 1997 and 1996:


                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                              Annual Compensation                   Awards     Payouts
                                   -----------------------------------------------------------------------------------
                                                          Other     Restricted      Number                      All
       Name and                                           Annual      Stock        of Stock                    Other
      Principal                                         Compensa-    Award(s)      Options      LTIP          Compen-
       Position          Year      Salary      Bonus     tion ($)      ($)         Awarded     Payouts        sation
----------------------------------------------------------------------------------------------------------------------
Alan B. Levan -          1998     $370,639   $   --         --         --           60,000        --        $149,747(b)
Chairman of the          1997      350,574       --         --         --           93,750                   156,432(b)
Board, CEO,              1996      321,168    193,740       --         --          146,485        --         158,045(b)
President

Frank V. Grieco -        1998      305,724       --         --         --           30,000        --           2,100(a)
Senior Executive Vice    1997      292,540     59,000       --         --           46,877        --           1,600(a)
President                1996      279,873     56,442       --         --           73,245        --           1,500(a)
Principal Financial
and Accounting Officer

Lewis F. Sarrica -       1998      225,519       --         --         --           15,000        --           2,100(a)
Executive Vice           1997      210,812     31,251       --         --           23,440        --           1,600(a)
President, Chief         1996      201,915     29,905       --         --           36,625        --           1,500(a)
Investment Officer

Steven D. Hickman -      1998      217,088       --         --         --           30,000        --          11,743(d)
Executive Vice           1997       75,912     65,500       --         --           23,439        --          57,018(d)
President, Chief         1996        N/A         --         --         --             --          --             --
Operating Officer

Ben A. Plotkin -         1998(e)   135,475    722,600       --      1,253,944(c)      --          --             --
Chairman, President      1997        N/A         --         --         --             --          --             --
and Chief Executive      1996        N/A         --         --         --             --          --             --
Officer of Ryan, Beck
& Co., Director of
the Company
-------------

(a) BankAtlantic contributions to its 401(k) savings plan on behalf of the named executive, and the issuance of Preferred Stock with a value of $500 by a Real Estate Investment Trust ("REIT ") controlled by BankAtlantic.
(b)  Includes   $1,600   (1998  and  1997)  and   $1,500   (1996)   BankAtlantic
     contributions to its 401(k) savings plan on behalf of Mr. Alan Levan, Preferred Stock with a value of $500 issued by a REIT controlled by BankAtlantic and $147,647 in 1998, $154,832 in 1997 and $156,545 in 1996
     representing the value of the benefit received by Mr. Alan Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See Executive Compensation - Split-Dollar Life Insurance Plan.
(c) During the year ended December 31, 1998, Mr. Plotkin was awarded 114,989 shares of restricted Class A Common Stock which at December 31, 1998 had a fair market value of $740,520. 95,389 of the shares were issued under the Restricted Stock Award Plan for Key Employees of Ryan, Beck & Co. on June 30, 1998 and had a fair market value on that date of $1.1 million. These shares vest on June 30, 2002. 19,600 of the shares were issued under the BankAtlantic Bancorp 1998 Restricted Stock Incentive Plan on December 15, 1998 and had a fair market value of $127,400 on that date. These shares vest on December 15, 1999. During the year ended December 31, 1998, Mr. Plotkin received $5,141 of dividends on the restricted stock awards. The dividends were paid at the same dividend rate as the Company's Class A Common Stock.
(d) Includes $1,600 BankAtlantic contribution to its 401(k) savings plan on behalf of Mr. Hickman, Preferred Stock with a value of $500 issued by a REIT controlled by BankAtlantic and relocation expenses of $9,643 paid during 1998. 1997 other compensation is solely for moving expenses.
(e) Mr. Plotkin became an Executive Officer of the Company in connection with the Company's acquisition of Ryan, Beck & Co. on June 30, 1998. Accordingly, amounts shown in the table for Mr. Plotkin reflect only amounts paid to Mr. Plotkin during the period from July 1, 1998 to December 31, 1998.

OPTIONS GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company's 1998 Stock Option Plan during the fiscal year ended December 31, 1998. The Company has not granted and does not currently grant stock appreciation rights.

                                       Individual Grants                   Potential Realizable
                        -------------------------------------------------    Value at Assumed
                         Number of   % of Total                            Annual Rates of Stock
                        Securities    Options                               Price Appreciation
                       Underlying   Granted to     Exercise                 for Option Term (5)
                         Options    Employees in   Price Per   Expiration   -------------------
Name                     Granted    Fiscal Year      Share         Date       5%($)     10%($)
----                    ----------  ------------   ---------   ----------   --------   --------
Alan B. Levan (2) ...    47,845        3.14         $10.45       8-4-03     $298,846   $772,019
Alan B. Levan (1) ...    12,155        0.80           9.50       8-4-08       87,468    207,678
Frank V. Grieco (1) .    30,000        1.97           9.50       8-4-08      215,883    512,574
Lewis F. Sarrica (3).    15,000        0.98           9.50       8-4-08      107,941    256,287
Steven D. Hickman (4)    30,000        1.97           9.50       8-4-08      215,883    512,575
---------------

(1)  Options  vest on August 4, 2003.  All  option  grants are in Class A Common
     Stock.
(2) Options vest prorata through August 4, 2002 and expire on August 4, 2003. All option grants are in Class A Common Stock.
(3) 10,525 options vest on August 4, 2003 and 4,475 options vest on August 4, 2004. All options are in Class A Common Stock.
(4) 10,520 options vest on August 4, 2003, 10,520 options vest on August 4, 2004 and 8,960 options vest on August 4, 2005. All options are in Class A Common Stock.
(5) Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company's stock price.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1998 and the status of their options on December 31, 1998: (i) the number of shares of Class A and Class B Common Stock underlying options exercised during 1998, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1998 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1998.

                                                       Number of Securities                 Value of Unexercised
                     Number of                         Underlying Unexercised              In-the-Money Options on
                       Shares                           Options on 12/31/98                    12/31/98 (1)
                      Acquired                  -------------------------------------   ---------------------------
                        Upon        Value          Exercisable        Unexercisable
                      Exercise    Realized      -----------------   -----------------
Name                 of Option  Upon Exercise   Class A   Class B   Class A   Class B   Exercisable   Unexercisable
----                 ---------  -------------   -------   -------   -------   -------   -----------   -------------
Alan B. Levan ...      83,087     $877,723        9,569      0      290,666   457,768     $    0       $1,355,583
Frank V. Grieco .           0            0            0      0      150,122   228,891          0          677,810
Lewis F. Sarrica       24,415      246,967            0      0       75,065   114,454          0          338,929
Steven D. Hickman           0            0            0      0       53,439         0          0                0
Ben A. Plotkin ..           0            0       31,122      0       38,509         0      30,599          30,755

    (1) Based upon fair market values of $6.44 and $7.13 at December 31, 1998 which is the closing price for Class A and Class B Common Stock, respectively, as reported on the New York Exchange for the Class A Common Stock and the Nasdaq National Market for the Class B Common Stock on the last trading date of 1998.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has designated Directors DiGiulian, Winningham, Coldren and Ginestra to serve on the Compensation Committee. The Company's executive officers are also executive officers of BankAtlantic or Ryan, Beck and are compensated by BankAtlantic or Ryan Beck, as applicable, and receive no additional compensation from the Company. As described under "Director and Management Indebtedness", Director Winningham has an outstanding loan from BankAtlantic and Director Ginestra had an outstanding loan from BankAtlantic during 1998 which has been repaid.

EXECUTIVE OFFICER COMPENSATION

     BankAtlantic's compensation program for executive officers consists of four key elements: a base salary, an incentive bonus, deferred compensation and periodic grants of stock options. The Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for BankAtlantic's executive officers involves a significant portion of pay which depends on incentive payments which are earned only if corporate goals are met or exceeded, and stock options, which directly relate a significant portion of an executive officer's long term remuneration to stock price appreciation realized by the Company's shareholders.

BASE SALARY

         The Company offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Committee annually examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer ("CEO"). Salary recommendations take into account the decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

ANNUAL INCENTIVE PROGRAM

     The Company's management incentive program is designed to motivate executives by recognizing and rewarding performance against predetermined annual financial objectives. The Committee uses the annual incentive program to compensate executives based on the Company's profitability and achievement of individual performance goals. Generally, a minimum profitability threshold must be achieved before any incentive may be earned.

     Each year, the Committee establishes an incentive payout schedule based on the achievement of the Company's annual financial objectives. Each participant has a competitive target award expressed as a percentage of salary, which varies according to level of responsibility. Further, each participant's target award generally includes both corporate and individual components, which are weighted according to the executive's sphere of responsibility.

LONG-TERM INCENTIVE PLAN

     A Long-Term Incentive Compensation Plan is the primary vehicle for providing long-term compensation to those officers who have a more direct impact on creating shareholder value. Executive officers are eligible to receive on an annual basis, subject to 5 year vesting, deferred compensation of $10,000 each if certain corporate profits are achieved. The same individuals will be eligible to receive, subject to 5 year vesting, deferred compensation of an additional $10,000 each if higher corporate profits are achieved.

STOCK OPTIONS

     Executive officers of BankAtlantic were granted stock options during 1998. All of the stock options were granted with an exercise price equal to at least 100% of the market value of Class A Common Stock on the date of the grant. As such, the higher the trading price of the Class A Common Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the

Company. Grants of stock options to executive officers are generally made upon the recommendation of the CEO based on the level of an executive's position with the Company, BankAtlantic or Ryan, Beck, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options will enable the Company and BankAtlantic to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the stock price.


COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As previously indicated, the Committee believes that the Company's total compensation program is appropriately based upon business performance, market compensation levels, and personal performance. The Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Committee's assessment of Mr. Alan Levan's past performance as CEO and its expectation as to his future contributions. In 1998 Mr. Alan Levan received a 5.7% base salary increase. This increase reflected BankAtlantic's effort, including Mr. Alan Levan's, to restructure the organization to best maximize future profitability.

     As discussed under "Split Dollar Life Insurance Plan" elsewhere herein, Mr. Alan Levan benefited from the establishment of a "Split-Dollar Life Insurance Plan". This plan was established to restore retirement benefits to all executives whose benefits were limited under changes to the Internal Revenue Code (the "Code") and to maintain a parity of benefits made available to the Company's executives including Mr. Alan Levan. All eligible executives, prior to the freezing of benefits in December 1998, had enhanced benefits under BankAtlantic's defined benefit plan with the exception of Mr. Alan Levan who was unable to have benefits restored under existing Code guidelines. Mr. Alan Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 1998 benefit is shown under the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the pension plan.

     The Committee took note of Mr. Alan Levan's leadership during a difficult year for the Company and BankAtlantic. Specifically, it acknowledged his efforts to restructure BankAtlantic, including the restructuring during the fourth quarter of 1998 under which BankAtlantic exited unprofitable products and businesses and streamlined operations. This past year was a building year and, while the Company's results were not as positive as in prior years, the Company offered many new products during the period and unprofitable products and businesses were ceased. Future increases and bonuses, if any, will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company's financial condition, operating results and attainment of strategic objectives.

Submitted by the Members of the Compensation Committee:

         Bruno L. DiGiulian, Chairman       Mary E. Ginestra
         Charlie C. Winningham, II          Steven M. Coldren


RETIREMENT BENEFITS

     All of the individuals named in the Summary Compensation Table, except Mr. Plotkin, are participants in the Retirement Plan for Employees of BankAtlantic ("the Plan"), which is a defined benefit plan. The Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Plan is paid by BankAtlantic and all contributions are actuarially determined. BankAtlantic's contributions to the Plan with respect to the individuals named in the Summary Compensation Table cannot readily be separated or individually calculated by the Plan actuaries. At December 31, 1998, the individuals named in the summary Compensation Table had the following credited years of service under the Plan: Mr. Alan Levan - 26 years, Mr. Grieco
- 16 years, Mr. Sarrica - 13 years and Mr. Hickman - 1 year. Effective December 31, 1998, the company froze the benefits under the Plan and fully vested all participants. While the Plan is frozen, there will be no future accrual for service benefits.

     In general, the Plan provides for monthly payments to or on behalf of each covered employee upon such employee's retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of benefits, the amount of the monthly payments is based generally upon the employee's average regular monthly compensation for the highest consecutive five years of the last ten years ended December 31, 1998 or prior retirement, death or disability, and upon such employee's years of service with BankAtlantic, at such date. All participants were vested on December 31, 1998. Benefits are payable for ten-years certain and life thereafter. The benefits are not subject to any reduction for Social Security or any other external benefits.

     As permitted by the Employee Retirement Income Security Act of 1974, BankAtlantic amended the Plan and adopted a supplemental benefit for certain executives. This was necessary because of a previous reduction in benefit increases under the Plan imposed by the Internal Revenue Code (the "Code"). The Code restricts the amount of the executive's compensation that may be taken into account for Plan purposes, regardless of the executive's actual compensation. The amendment to the Plan enhances retirement benefits to the executives named below by providing to the executives, to the extent permitted by the Code, the same retirement benefits to which they would have been eligible under the Plan had the Code limits not been enacted. The approximate targeted percentages of pre-retirement compensation for which the executives will be eligible under the Plan as a result of the supplemental benefit at age 65 were as follows: Mr. Alan Levan - 33%, Mr. Grieco - 42%, Mr. Sarrica - 39%. The supplemental benefit was also frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Plan to Mr. Alan Levan, including the Plan's supplemental benefit, fell short of the benefit that Mr. Alan Levan would have received under the Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

     The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service.

                            ESTIMATED ANNUAL BENEFITS
                 Years of Credited Service at December 31, 1998
                 ----------------------------------------------
     Average Five
         Year
     Compensation
 at December 31, 1998    5 Years   10 Years   20 Years   30 Years   40 Years
 --------------------    -------   --------   --------   --------   --------
       $120,000         $ 10,380   $ 20,760   $ 41,520   $ 62,280   $ 83,160
        $150,000        $ 13,005   $ 26,010   $ 52,020   $ 78,030   $104,160
  $160,000 and above    $ 13,880   $ 27,760   $ 55,520   $ 83,280   $111,160


SPLIT-DOLLAR LIFE INSURANCE PLAN

     BankAtlantic adopted the Split-Dollar Life Insurance Plan (the "Split-Dollar Plan") in 1996 to restore retirement benefits to executives that were limited under changes to the Code. Currently, because Mr. Alan Levan is the only executive whose reduction in benefits could not be completely addressed through an amendment to the Plan, Mr. Alan Levan is the only participant in the Split-Dollar Plan. Under the Split-Dollar Plan and its accompanying agreement with Mr. Alan Levan, BankAtlantic arranged for purchase of an insurance policy (the "Policy") insuring the life of Mr. Alan Levan. Pursuant to its agreement with Mr. Alan Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Alan Levan's retirement benefit payable from the Plan. Mr. Alan Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums the Bank pays for the Policy upon the earlier of Mr. Alan Levan's retirement or death. The portion of the amount paid in prior years attributable to the 1998 premium for the insurance policy that is considered compensation to Mr. Alan Levan is included in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the pension plan and accordingly, Mr. Alan Levan will continue to receive benefits under the Plan.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class B Common Stock, the Nasdaq Stock Market (U.S. companies) and Nasdaq Financial Stocks and assumes $100 is invested on December 31, 1993.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                            December 31,
                             ---------------------------------------
                             1993   1994   1995   1996   1997   1998
                             ----   ----   ----   ----   ----   ----
NASDAQ Bank Stocks........    100    100    148    196    328    325
NASDAQ US Stocks..........    100     98    138    170    209    293
BankAtlantic Bancorp, Inc.    100    140    136    151    296    157

PROPOSAL TWO: APPROVAL OF BANKATLANTIC  BANCORP-RYAN BECK  RESTRICTED STOCK
              INCENTIVE PLAN
              -------------------------------------------------------------

     On December 1, 1998, the Board of Directors of the Company adopted the BankAtlantic Bancorp-Ryan Beck Restricted Stock Incentive Plan ("Bancorp-Ryan Beck Restricted Stock Plan") in the form attached as Appendix A to this Proxy Statement, subject to the approval of the holders of a majority of the shares of Class B Common Stock voting, in person or by proxy, at the Annual Meeting. As described below, the Bancorp-Ryan Beck Restricted Stock Plan provides for the issuance of restricted shares of Class A Common Stock to certain officers and key employees of Ryan, Beck and its subsidiaries. In the opinion of the Company's Board of Directors, the grant of restricted stock awards is an appropriate way to compensate employees, to retain the best possible individuals and to provide additional incentive to the employees of Ryan, Beck and its subsidiaries, and to promote the success of the Company's business.

     A description of the Bancorp-Ryan Beck Restricted Stock Plan is set forth below; however, reference is made to the full text of the Bancorp-Ryan Beck Restricted Stock Plan and the discussion below is qualified in its entirety by reference thereto.

DESCRIPTION OF THE BANCORP-RYAN BECK RESTRICTED STOCK PLAN

     Shares Subject to the Bancorp-Ryan Beck Restricted Stock Plan. Subject to adjustments authorized by the Bancorp -Ryan Beck Restricted Stock Plan, the maximum number of shares which may be issued under the Bancorp-Ryan Beck Restricted Stock Plan is 750,000 shares of the Company's Class A Common Stock. The number of shares available for grant will be reduced by the number of restricted shares granted and will be increased at such time as any restricted shares are forfeited. The maximum number of shares that may be issued under this plan to any one eligible employee may not exceed 250,000 shares.

     ADMINISTRATION. The Bancorp-Ryan Beck Restricted Stock Plan provides that it will be administered by the Board of Directors of Ryan, Beck or by a committee of the Board of Directors of Ryan, Beck or a committee of the Board of Directors of the Company. Any Committee shall consist of persons who will be outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Ryan, Beck Board or any Committee shall have the authority, in its discretion, to (i) select grantees, (ii) determine the nature, amount, time and manner of issuance of awards made under the Bancorp-Ryan Beck Restricted Stock Plan and the terms and conditions applicable thereto, (iii) interpret the Bancorp-Ryan Beck Restricted Stock Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the Bancorp-Ryan Beck Restricted Stock Plan.

     ELIGIBILITY. Restricted stock may be granted only to employees of Ryan, Beck or its subsidiaries. Any person who has been granted restricted stock may, if he is otherwise eligible, be granted additional restricted stock.

     RESTRICTED STOCK. The Ryan, Beck Board or the Committee may grant Restricted Stock to employees of Ryan Beck or subsidiaries which will be evidenced by an agreement between the Company, Ryan, Beck and the grantee. Each Agreement will contain those restrictions, terms and conditions as the Ryan, Beck Board or the Committee may require and such Agreements may require that an appropriate legend be placed on the share certificate. Shares of restricted stock granted under the Bancorp-Ryan Beck Restricted Stock Plan shall be issued in the name of and deposited with Ryan, Beck on behalf of and for the benefit of grantees until such time as the award lapses or terminates. Except as restricted by the terms of the Bancorp Restricted Stock Plan or the applicable Agreement, upon delivery of the shares to Ryan, Beck, the grantee shall have all the rights of a shareholder with respect to shares, including the right to vote, if applicable, and to receive dividends or other distributions paid or made with respect to the restricted shares. If the grantee receives rights or warrants with respect to such shares which were awarded to him as restricted stock under the plan, such rights or warrants or any shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations provided by this plan.

         Restrictions upon shares of restricted stock awarded under this plan will lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Ryan, Beck Board or the Committee may determine, provided however that the restrictions upon shares will lapse only if the grantee on the date of such lapse is then and has continuously been an employee of Ryan Beck or a subsidiary from the date the award was granted.

         Until any restrictions upon shares of restricted stock awarded under the Bancorp-Ryan Beck Restricted Stock Plan have lapsed, such shares may not be sold, transferred, pledged or otherwise disposed of, nor will they be delivered to a grantee. If a grantee's employment is terminated at a time when restricted shares awarded to him or her have not lapsed, then such shares shall be forfeited and returned to the Company. In connection with a grantee's termination of employment, the Committee may provide in the Agreement or by written notice for the acceleration of the vesting of any restricted stock award. In the event of termination of employment as a result of death or disability of a grantee, restrictions upon a proportion of the shares of restricted stock awarded to such grantee shall thereupon immediately lapse, which proportion shall equal the number of full months which have elapsed from the date of the award, divided by the number of full months in the original restricted period.

     In the absence of language to the contrary in the Agreement, cash dividends declared or paid on shares of restricted stock by the Company shall be paid to the grantee when paid by the Company.

         The Bancorp-Ryan Beck Restricted Stock Plan shall terminate on December 1, 2008 and no further awards may be granted thereunder.

FEDERAL INCOME TAX CONSEQUENCES.

     The employee receives no taxable income upon the receipt of a restricted stock award. The employee is taxed at the time the restrictions lapse, with the amount of such tax being based on the fair market value of the shares of stock at such time. As an alternative, the Internal Revenue Service allows employees, at their option, to make an election to include the value of the restricted stock award in income in the year in which the shares are allocated to the employee. In the event an employee makes such an election, a section 83(b) election must be filed within 30 days of the shares being allocated to them. Under Section 83(b) an electing employee will realize ordinary income, at the time of the election, equal to the fair market value of the shares of stock on the date of allocation. As a result, when the shares of restricted stock vest, there is no additional taxable income. When the shares are subsequently sold, any gain or loss, based on the amount previously reported as income, will be a capital gain or loss. If an employee who has made a Section 83(b) election subsequently forfeits the shares, the employee will not be entitled to any deductions or loss. The Company recognizes a deduction for income tax purposes over the vesting period of the restriction.

     REQUIRED VOTE. The affirmative vote of a majority of the shares of Class B Common Stock, voting in person or by proxy, cast at the Annual Meeting is required to approve the Bancorp Restricted Stock Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL


PROPOSAL THREE:  BANKATLANTIC BANCORP-RYAN BECK EXECUTIVE INCENTIVE PLAN
                 -------------------------------------------------------

     The purpose of the Bancorp-Ryan Beck Executive Incentive Plan is to provide an incentive mechanism to senior executives to maximize the performance of the Company, Ryan Beck and subsidiaries and to attract and retain achievement oriented senior executives.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally provides that public companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated officers ("Covered Employees") to the extent it exceeds $1.0 million in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are approved by shareholders.

     On April 6, 1999, the Board of Directors of the Company adopted the BankAtlantic Bancorp-Ryan Beck Executive Incentive Plan ("Bancorp-Ryan Beck Executive Incentive Plan") in the form attached as Appendix B to this Proxy Statement, subject to the approval of the holders of a majority of the shares of Class B Common Stock voting, in person or by proxy, at the Annual Meeting. As described below, the Bancorp-Ryan Beck Executive Incentive Plan provides for the payment of awards in cash and restricted stock to certain officers of Ryan, Beck & Co., Inc. and its subsidiaries.

     A description of the Bancorp-Ryan Beck Executive Incentive Plan is set forth below; however, reference is made to the full text of the Bancorp-Ryan Beck Executive Incentive Plan and the discussion below is qualified in its entirety by reference thereto.

DESCRIPTION OF THE BANCORP-RYAN BECK EXECUTIVE INCENTIVE PLAN

     ADMINISTRATION. The Bancorp-Ryan Beck Executive Incentive Plan provides that it will be administered by the Company's Compensation Committee which for purposes of the plan shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     ELIGIBILITY AND PARTICIPATION. All officers of the Company and its subsidiaries are eligible to receive awards under the Bancorp Executive Incentive Plan. The Compensation Committee annually shall determine the officers who shall be eligible for participation under the plan.

     The Compensation Committee has designated the President of Ryan, Beck as the only plan participant for the 1999 tax year.

     AWARDS. Under the plan, awards will be made utilizing objective performance criteria for determining the maximum bonus awards for covered employees and certain other senior executives. The amount of a plan participant's award for any calendar year will be based upon performance goals established by the Compensation Committee relating to one or more business criteria that apply to a plan participant, which may include revenues of Ryan, Beck or any subsidiary, pre-tax profits of Ryan, Beck or any subsidiary, stock price, market share, earnings per share, return on equity, or costs, as well as projected company, subsidiary and industry performance, and such other factors as it may deem appropriate, including conditions in the general economy and in the industry.

     With respect to the President of Ryan, Beck, the Compensation Committee has determined that certain investment banking revenues of Ryan, Beck, and the net pretax profit of Ryan, Beck , are the business criteria to be used for this year. The President of Ryan, Beck will receive an amount based on percentages of those two amounts, although the Compensation Committee retains the authority to reduce the amount to be paid under the plan. In no event, however, will he receive more than $2.0 million for any one calendar year. Shareholder approval of the Bancorp-Ryan Beck Executive Incentive Plan will constitute approval of these performance goals for purposes of bonuses to Covered Employees for deductibility under Section 162(m) of the Code.

     Awards for a calendar year will be payable to participants under the plan following the close of such year, but generally not earlier than the date on which the Compensation Committee certifies in writing that the performance goals have been achieved. Awards will generally be paid in cash, although the Compensation Committee may elect to pay up to 15% of a participant's award in restricted stock of the Company under the Company's restricted stock plan. The restricted stock will normally vest at the end of one year following the date of the payment of the cash award, if the participant is employed by the Company, or any subsidiary at that time.

     REQUIRED VOTE. The affirmative vote of a majority of the shares of Class B Common Stock voting, in person or by proxy, at the Annual Meeting is required to approve the Bancorp-Ryan Beck Executive Incentive Plan, including the performance goals described above.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL

PROPOSAL FOUR: APPROVAL OF 1999 STOCK OPTION PLAN
               ----------------------------------

     On June 1, 1999, the Board of Directors of the Company adopted the BankAtlantic Bancorp 1999 Stock Option Plan in the form attached as Appendix C to this Proxy Statement, subject to the approval of the holders of a majority of the shares of Class B Common Stock voting, in person or by proxy, at the Annual Meeting. As described below, the 1999 Stock Option Plan provides for the issuance of options to purchase the Company's Class A Common Stock. In the opinion of the Company's Board of Directors, the use of stock options with respect to the Company's Common Stock, is an appropriate way to compensate employees, to retain the best possible individuals, to provide additional incentive to employees and others who perform services for the Company and its subsidiaries, and to promote the success of the Company's business.

     The Company's 1998 Stock Option Plan, which expires in 2008, provides for the issuance of options to purchase up to 800,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock. As of May 31, 1999, options to purchase 721,826 shares of Class A Common Stock under the Company's 1998 Stock Option Plan were outstanding and options to purchase 78,174 shares of Class A Common Stock remained available for grant under such plan. As of that date, 90,000 options to purchase shares of Class B Common Stock under the Company's 1998 Stock Option Plan had been granted and options to purchase 60,000 shares of Class B Common Stock remain available for grant.

     The Company's 1996 Stock Option Plan, which expires in 2006, provides for the issuance of options to purchase up to 1.9 million shares of Class A Common Stock. As of May 31, 1999, options to purchase 1.8 million shares of Class A Common Stock under the Company's 1996 Stock Option Plan were outstanding and options to purchase 144,825 shares of Class A Common Stock remain available for grant.

     As of May 31, 1999, options to purchase 1.6 million shares of Class B Common Stock under the Company's 1994 Stock Option Plan were outstanding. No additional options will be issued under the 1994 Stock Option Plan.

     In addition, on February 26, 1999 the Compensation Committee approved the BankAtlantic Bancorp 1999 Non-Qualifying Stock Option Plan (the "1999 Non-Qualifying Plan"), authorizing the issuance of up to 750,000 shares of the Company's Class A Common Stock. No options may be granted under the 1999 Non-Qualifying Plan to directors or executive officers of the Company. The plan expires ten years from date of adoption while outstanding options could be exercised ten years after the grant date. As of May 31, 1999, options to purchase 508,000 shares of Class A Common Stock under the 1999 Non-Qualifying Plan were outstanding and options to purchase 242,000 shares of Class A Common Stock remained available for grant.

     In connection with the acquisition of Ryan, Beck & Co. on June 30, 1998, the Company exchanged outstanding options under Ryan, Beck stock options plans for options to purchase an aggregate of 315,145 shares of Class A Common Stock, with 305,908 options outstanding under the plan as of May 31, 1999. No additional options will be issued under the Ryan, Beck stock option plans.

     Management believes that the adoption of the 1999 Stock Option Plan will give the Company additional flexibility in the future to attract and retain employees.

     A description of the 1999 Stock Option Plan is set forth below; however, reference is made to the full text of the 1999 Stock Option Plan and the discussion below is qualified in its entirety by reference thereto.

DESCRIPTION OF THE 1999 STOCK OPTION PLAN

     SHARES SUBJECT TO THE 1999 STOCK OPTION PLAN. Subject to adjustments authorized by the 1999 Stock Option Plan, the maximum number of shares which may be issued under the 1999 Stock Option Plan is 750,000 shares of the Company's Class A Common Stock. The number of shares available for grant will be reduced by the number of stock options granted and will be increased at such time as the options lapse or terminate. In the event of adjustments to the authorized or outstanding common stock or stock dividends payable on common stock, the number of shares subject to options will be appropriately adjusted to protect against dilution. No individual may be granted options in any calendar year covering an aggregate of more than 150,000 shares of Class A Common Stock.

     ADMINISTRATION. The 1999 Stock Option Plan provides that it will be administered by a committee appointed by the Board of Directors of the Company. The Board of Directors has indicated that the Compensation Committee, which is comprised of outside directors, shall serve in such capacity. The Compensation Committee shall consist of persons who will be outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee shall have the authority, in its discretion, to (i) select grantees, (ii) determine the nature, amount, time and manner of issuance of awards made under the 1999 Stock Option Plan and the terms and conditions applicable thereto, (iii) interpret the 1999 Stock Option Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the 1999 Stock Option Plan. The Board of Directors may take any action that the Committee could take under the 1999 Stock Option Plan.

     PARTICIPATION. Incentive stock options may be granted only to employees. Non-qualified stock options may be granted to employees as well as directors, independent contractors and agents, as determined by the Compensation Committee. Any person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options.

     OPTIONS. Stock options will be exercisable at such time following the date of grant as may be determined by the Compensation Committee administering the 1999 Stock Option Plan. The option price may not be less than 100% of the fair market value of Class A Common Stock into which such option is exercisable, on the date the option is granted. In order to exercise an option, in whole or in part, the grantee must give written notice to the Company's Secretary accompanied by full payment in cash, check, promissory note or, if the grantee elects and if applicable holding period requirements are met, with the approval of the Compensation Committee, in shares of the Company's capital stock having a fair market value on the date of exercise equal to the purchase price, or a combination of the foregoing. As noted above, the 1999 Stock Option Plan provides for the delivery of already owned shares of capital stock as payment of the option price. Accordingly, if the shares owned by an option holder have a market value greater than the exercise price of the option, the owner may exchange the shares held by him for a larger number of lower priced option shares by applying the market value determined by the Compensation Committee of the shares owned by him towards payment of the option price.

     Stock options shall in all cases terminate and will not be exercisable after the expiration of the term of the option and may, except in certain circumstances, only be exercised if the grantee at the time of exercise is an employee of the Company or a subsidiary. In the case of termination, other than termination for cause, the vested option shall be exercisable for a period of up to three months, unless termination is as a consequence of physical or mental disability or death in which case the option may be exercised for a period of up to twelve months after termination. If death occurs within thirty days following termination, the option may be exercised for up to three months following death to the extent exercisable on the date of termination. In the case of termination for cause, stock options are immediately canceled and will not be exercisable.

     The 1999 Stock Option Plan gives the Compensation Committee authority to accelerate the exercise date of any unvested option including in the event of the sale or merger of the Company or a tender offer or exchange offer for Class A Common Stock. Management believes that such vesting may be appropriate in order to allow option holders to participate in such cases on the same terms as other shareholders. To the extent that options are granted to management and the options are exercisable pursuant to such accelerated vesting provisions, the Company may be a less attractive candidate for acquisition. The 1999 Stock Option Plan also gives the Compensation Committee authority to permit a grantee to transfer non-qualified stock options to the grantee's family members, certain trusts or charitable organizations.


FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option has no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option generally has no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon sale and the exercise price of the shares. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee disposes of the shares prior to the expiration of the required holding period, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting or withholding requirements are satisfied. The required holding period is two years from the date of grant of the option and one year after the date of issuance of the shares. The tax basis of the shares received upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, included in gross income as compensation income.

     NON-QUALIFIED OPTIONS. The grant of a non-qualified stock option has no immediate tax consequences to the optionee or the Company. Upon the exercise of the non-qualified stock option, the optionee generally recognizes ordinary income in the amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting or withholding requirements are satisfied. The optionee's tax basis in the shares will be equal to the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares and assuming the shares are held as capital assets.

     Future changes in existing laws and regulations may change the tax status of the options granted and/or exercised under the 1999 Stock Option Plan.

     REQUIRED VOTE. The affirmative vote of a majority of the shares of Class B Common Stock voting, in person or by proxy, cast at the Annual Meeting is required to approve the 1999 Stock Option Plan.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL


OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters, other than as set forth in the accompanying Notice of Meeting, that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

INDEPENDENT AUDITORS

     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Company, expected to be held in May 2000, must be made in writing and received by the Secretary of the Company at its main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304, no later than January 1, 2000. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company's proxy statement and form of proxy for that meeting.




                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/Jarett S. Levan
                                        ------------------
                                        Jarett S. Levan
                                        Secretary


June 22, 1999

                                                                 APPENDIX A
                                                                 ----------

                         BANKATLANTIC BANCORP-RYAN BECK
                         RESTRICTED STOCK INCENTIVE PLAN


     1. PURPOSE.
     The purpose of the Plan is to provide additional incentive to those officers and key employees of Ryan, Beck & Co., Inc. ("Ryan Beck") and its Subsidiaries whose substantial contributions are essential to the continued growth and success of Ryan Beck's business in order to strengthen their commitment to Ryan Beck and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of Ryan Beck. To accomplish such purposes, the Plan provides that Ryan Beck's parent, BankAtlantic Bancorp, Inc. (the "Company") may grant Eligible Employees Restricted Stock Awards.

     2.  DEFINITIONS.
     For  purposes of this Plan:

     (a) "Agreement" means the written agreement between the Company, Ryan Beck and a Grantee, in the form specified by the Board, evidencing the grant of an Award and setting forth the terms and conditions thereof.

     (b) "Award" means a grant of Restricted Stock.

     (c) "Board" means the Board of Directors of Ryan Beck.

     (d) "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, or other similar change in capitalization.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.

     (f) With respect to any executive officer or director of the Company who is a participant in the Plan, "Committee" means a committee consisting solely of at least two (2) Non-Employee Directors (as defined in Rule 16b-3 of the Exchange
Act) of the  Company who are also  Outside  Directors  (as  defined  pursuant to
Section 162(m) of the Code) appointed by the board of directors of the Company to administer the Plan. With respect to any other participant, "Committee" means a Committee of the Board of Ryan Beck consisting of at least two (2) directors of the Board appointed by the Board to administer the Plan.

     (g) "Company" means BankAtlantic Bancorp, Inc., a Florida corporation.

     (h) "Disability" means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Code.

     (i) "Eligible Employee" means any officer or other key employee of Ryan Beck or a Subsidiary designated by the Board as eligible to receive Awards subject to the conditions set forth herein.

     (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Grantee" means a person to whom an Award has been granted under the Plan.

     (l) "Plan" means the BankAtlantic Bancorp-Ryan Beck Restricted Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

     (m) "Restricted Stock" means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 6 hereof.

     (n) "Shares" means the Class A common stock, par value $0.01, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

     (o) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with Ryan Beck, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.  ADMINISTRATION.
     (a) Subject to the discretionary authority expressly granted herein to the Company Board of Directors, the Plan shall be administered by the Board of Directors of Ryan Beck and/or a Committee of the Board of Directors of Ryan Beck to which the Board by resolution has delegated some or all of its authority or by a Committee of the Company. If the Plan is administered by a Committee, the Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

     Subject to the express terms and conditions set forth herein, the Board and/or the Committee shall have the power from time to time:

          (1) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, and the purchase price per share, if any, of Restricted Stock;

          (2) to construe and interpret the Plan and the Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Grantees;

          (3) to determine the duration and purposes for leaves of absence which may be granted to a Grantee without constituting a termination of employment or service for purposes of the Plan;

          (4) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of Ryan Beck and the Company with respect to the Plan; and

     (b) The Board of Directors or the Compensation Committee of the Company may establish the maximum number of Shares (the "Annual Cap") which may be granted pursuant to all Awards under the Plan on an annual basis (completed per fiscal year) and, if it does so, it shall immediately notify Ryan Beck's Board of Directors in writing. Notwithstanding anything herein to the contrary, after such written notice, in no event shall the body administering the Plan have the authority to grant Awards in any year for a number of Shares in excess of the Annual Cap, if any, without the prior approval of the Company Board of Directors.

     4.  STOCK SUBJECT TO PLAN.
     (a) The maximum number of Shares that may be issued or transferred pursuant to all Awards under this Plan is 750,000 of which not more than 250,000 Shares may be issued or transferred pursuant to Awards to any one Eligible Employee. In each case, upon a Change in Capitalization, the Shares shall be appropriately adjusted to reflect such Change in Capitalization.

     (b) Whenever any Shares subject to an Award are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject Awards hereunder.

     5. ELIGIBILITY.
     Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Awards but no person shall receive any Awards unless he is an employee of Ryan Beck or a Subsidiary at the time the Award is granted.

     6. RESTRICTED  STOCK.
     The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company, Ryan Beck and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Board and/or Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock will be subject to the restrictions set forth in this Section 6 and in the Agreement for the periods set forth in the Agreement. Awards of Restricted Stock shall be subject to the following terms and provisions:

     (a) RIGHTS OF GRANTEE. (I) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of and deposited with the Ryan Beck Restricted Stock Grant Committee on behalf of and for the benefit of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If the Committee has required, but the Grantee has failed to execute, the Agreement evidencing a Restricted Stock Award or if the Grantee has failed to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Except as restricted by the terms of the Plan and the Agreement, upon the delivery of the Shares to Ryan Beck, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote, if applicable, and to receive, subject to Section 6(d), all dividends or other distributions paid or made with respect to the Shares.

     (ii) If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

     (b) NON-TRANSFERABILITY. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 6(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

     (c) LAPSE OF RESTRICTIONS. (i) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Board and/or Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of Ryan Beck or a Subsidiary from the date the Award was granted.

     (ii) In the event of termination of employment as a result of the death or Disability of a Grantee, restrictions upon a proportion of the Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse, which proportion shall equal the number of full months which have elapsed from the date of the Award, divided by the number of full months in the original restricted period.

     (iii) In connection with a Grantee's termination of employment, Ryan Beck's Board of Directors or the Ryan Beck Committee, may provide in the Award Agreement or by written notice for the acceleration of the vesting of any Award of Restricted Stock.

     (d) TREATMENT OF DIVIDENDS. In the absence of language to the contrary in the Agreement, cash dividends declared or paid on Shares of Restricted Stock by the Company shall be paid to the Grantee when paid by the Company unless the Committee, in its full discretion, determines that the payment to the Grantee of cash dividends, or a specified portion thereof, shall be deferred until the earlier to occur of (I) the lapsing of the restrictions imposed upon such shares, in which case such cash dividends shall be paid over to the Grantee and
(ii) the forfeiture of such Shares under Section 6(b) hereof, in which case such cash dividends shall be forfeited to the Company. In the event of such deferral, such cash dividends shall be held by the Company for the account of the Grantee pending vesting or forfeiture as provided for in the immediately preceding sentence and Section 6(b). In the event of such deferral, interest shall be credited on the amount of cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. In the absence of language to the contrary in the Agreement, distributions or stock dividends declared or paid on Shares of Restricted Stock by the Company shall be issued in the name of and deposited with the Ryan Beck Committee on behalf of and for the benefit of the Grantee and held pending the earlier to occur of (I) the lapsing of the restrictions imposed upon such Shares, in which case such distributions or stock dividends shall then be paid over to the Grantee in the manner provided in Section 6(e), and (ii) the forfeiture of such Shares under Section 6(b) hereof, in which case such distributions or stock dividends shall be forfeited to the Company.

     (e) DELIVERY OF SHARES. When the restrictions imposed hereunder and in the Agreement expire or have been canceled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee. Ryan Beck shall then return the certificate covering the Shares of Restricted Stock to the transfer agent, direct the transfer agent to deliver to the Grantee (or such Grantee's legal representative, beneficiary or heir) a certificate for a number of shares of Class A Common Stock of the Company, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been canceled or have expired and including any distributions or stock dividends which the Committee may have deferred pursuant to Section 6(d). A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to Ryan Beck and held by Ryan Beck and the Plan and the Agreement, as each relates to such shares, shall remain in effect.

     7. RELEASE OF FINANCIAL INFORMATION.
     The Company shall deliver a copy of its annual report to stockholders to each Grantee at the time such report is distributed to the Company's stockholders. Upon request by a Grantee, the Company shall furnish to each Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company's prior fiscal year.

     8.  TERMINATION  AND AMENDMENT OF THE PLAN.
     The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that no amendment shall be effective unless approved by the Board of Directors of the Company and the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a) increase the number of Shares as to which Awards may be granted under the Plan; or

     (b) change the class of persons eligible to participate in the Plan. Rights and obligations under any Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

     9. NON-EXCLUSIVITY OF THE PLAN.
     The adoption of the Plan by the board of directors of the Company shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the board of directors of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options, and such arrangements may be either applicable generally or only in specific cases.

     10. LIMITATION OF LIABILITY.
     As illustrative of the limitations of liability of the Company and Ryan Beck, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to; (a) give any person any right to be granted an Award other than at the sole discretion of the Board and/or the Committee; (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan; (c) limit in any way the right of the Company or Ryan Beck to terminate the employment of any person at any time; or (d) be evidence of any agreement or understanding, expressed or implied, that the Company or Ryan Beck will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

     11. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.
     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Florida without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (b) The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the rules and regulations of any applicable securities exchange and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) With respect to any executive officer or director of Ryan Beck, the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent the Committee so determines, Section 162(m) of the Code and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary.

     (d) Except as otherwise provided in Section 8, the Board or the Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or securities exchange.

     (e) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

     (f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

     12. MISCELLANEOUS.
     (a) MULTIPLE AGREEMENTS. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Employee. The grant of multiple Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

     (b) WITHHOLDING OF TAXES. The Company shall have the right to deduct from any distribution of cash to any Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Award. Notwithstanding anything to the contrary contained herein, if a Grantee is entitled to receive Shares pursuant to an Award, the Company shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold.

     (c) Designation of Beneficiary. Each Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to Ryan Beck and may be revoked in writing. If a Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

     13. EFFECTIVE DATE.
     The effective date of the Plan shall be the date of its adoption by the Board of Directors of the Company, subject only to the approval at a meeting of shareholders of the Company by the minimum vote required by the New York Stock Exchange. No Awards of the Company shall vest under this Plan unless such shareholder approval is obtained.

                                                                APPENDIX B
                                                                ----------

                         BANKATLANTIC BANCORP-RYAN BECK
                            EXECUTIVE INCENTIVE PLAN


     1. PURPOSE.

         The purposes of this Bankatlantic Bancorp-Ryan Beck Executive Incentive Plan (the "Plan") are (i) to provide an incentive mechanism to senior executives to maximize the performance of the Company and its subsidiaries, and (ii) to attract and retain achievement oriented senior executives.


     2. DEFINITIONS.

         For purposes of the Plan, the following terms shall have the defined meanings as set forth below:

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" shall mean the committee of the Board described in Section 4 hereof.

         "Company"  shall  mean  BankAtlantic   Bancorp,   Inc.,  a  corporation
organized under the laws of the State of Florida (or any successor corporation).

         "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him or her incapable of continuing in the employment of the Company. Such disability shall be determined by the Committee based upon appropriate medical advice and examination.

         "Participant" shall mean an officer of the Company or a subsidiary thereof who is awarded rights under the Plan.

     "Performance Goal" shall mean the performance goal set by the Committee in accordance with Section 6 of the Plan.

         "Retirement" shall mean retirement from active employment with the Company on or after attainment of age 62, unless an earlier retirement is approved by the Committee.



     3. EFFECTIVE DATE.

         The Plan shall be effective on January 1, 1999, provided, however, that the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company stock represented at a meeting duly held in accordance with Florida law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by such stockholders within such twelve-month period.

     4. ADMINISTRATION.

     (a) The Plan shall be administered by the Compensation Committee ("Committee") of the Board, which shall consist solely of two or more directors each of whom is an outside director within the meaning of the applicable regulations under Section 162(m) of the Code or any successor thereto. The members of the Committee shall be appointed by, and may be changed from time to time at the discretion of, the Board.

     (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan; (ii) to construe, interpret, and implement the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to make all determinations necessary or advisable in administering the Plan; and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

     (c) The Committee shall maintain written minutes of its meetings, including minutes regarding the Performance Goals established by the Committee pursuant to Section 6 hereof, and any certification regarding the satisfaction of Performance Goals made pursuant to
          Section 7 hereof.

     (d) Solely for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Code, the Committee shall cause the material terms under which awards are to be paid to be disclosed to shareholders for approval by a majority of the vote in a separate shareholder vote before the payment of the award. In order to prevent the disclosure of confidential competitive information, such disclosure shall be limited to the disclosure of only those material terms necessary to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder.

     (e) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

     (f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     (g) To the extent allowable under the regulations under Section 162(m) of the Code, the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests of the Company and its shareholders, and an unintended windfall, or inequitable payment will otherwise result.

     5. ELIGIBILITY AND PARTICIPATION.

         The class of officers who are eligible to receive payments under the Plan shall consist of such members of the officers of the Company or a subsidiary thereof as the Committee shall in its sole discretion select. The Committee annually shall determine the officers who shall be eligible to receive awards under the Plan.


     6. AWARDS.

         The Committee shall, prior to or during the first quarter of each calendar year, establish Performance Goals for determining the incentive awards for such calendar year for Participants in the Plan. The Committee, in determining such Performance Goals, may consider appropriate recommendations made by the Compensation Committees of any subsidiary of the Company. In establishing the Performance Goals, the Committee may, in its discretion, consider one or more business criteria that apply to the Participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof. Such business criteria may include, inter alia, revenues of the Company or any subsidiary, pre-tax profits of the Company or any subsidiary, stock price, market share, earnings per share, return on equity, or costs, as well as projected Company and industry performance, and such other factors it may deem appropriate, including conditions in the general economy and in the industry.

         As soon as practicable after the close of each calendar year, the Committee shall determine the actual incentive awards to be made to the Participants, provided, however, that prior to the close of such calendar year, the Committee may estimate the actual incentive awards to be made to all or certain of the Participants and may authorize the immediate distribution of all or any portion thereof to such Participants, and provided further, however, that during any such calendar year the Committee may, in its discretion, determine incentive awards for the portion of the year preceding such determination and may authorize the immediate distribution of such awards to all or certain of the Participants.

         In determining such awards, the Committee may consider, inter alia, the following: (i) the salary of each Participant; (ii) the level of executive or managerial responsibility; and (iii) the performance of each Participant.



     7. COMMITTEE CERTIFICATION.

         Prior to the payment of the value of any award, the Committee will certify in writing that the Performance Goals set forth in Section 6 and any other material terms within the meaning of the regulations under Section 162(m) of the Code were in fact satisfied.

     8. PAYMENT OF AWARDS.

         As soon as practicable  after the Committee  certification  pursuant to
Section 7 hereof, the Company shall pay to each Participant, in cash, a lump sum equal to the value of his or her award. Notwithstanding the preceding sentence, however, in the discretion of the Committee, up to 15% of the amount of an award shall be paid in restricted stock of the Company, which restricted stock will vest at the end of one year following the date of the payment of the cash award.


     9. TERMINATION OF EMPLOYMENT.

     (a) If a Participant's employment with the Company terminates prior to payment for any reason other than (i) death; (ii) Disability; or (iii) Retirement, then the Participant shall not be entitled to any payment with respect to any award granted, unless otherwise provided by the terms of an employment contract.

     (b) If a Participant's employment is terminated due to (i) death; (ii) Disability; or (iii) Retirement, then within the twelve months following such death, Disability or Retirement, the Committee, in its sole discretion, may authorize payment to the estate of the Participant of all or any portion of the amount attributable to awards granted to the Participant.


     10. AMENDMENT OF THE PLAN.

         The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant's rights with regard to outstanding awards.


     11. ASSIGNABILITY.

         No awards granted under the Plan shall be pledged, assigned or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any award under the Plan shall be subject to the terms and conditions of the Plan.


     12. TAX WITHHOLDING.

         Under the Plan, payments made to Participants shall be made in cash, except as otherwise provided in Section 8. However, such payments shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

     13. NO CONTRACT OF EMPLOYMENT.

         Neither the action of the Company in establishing this Plan, nor any provisions hereof, nor any action taken by the Company, nor the Committee or Board pursuant to such provisions, shall be construed as giving to any employee or participant the right to be retained in the employ of the Company.


     14. OTHER PROVISIONS.

         The following miscellaneous terms and conditions are also in effect under the Plan:

     (a) Any expenses and liability incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company.

     (b) Any benefits received or amounts paid to a Participant with respect to awards under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant's estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement.

                                                                 APPENDIX C
                                                                 ----------

                   BANKATLANTIC BANCORP 1999 STOCK OPTION PLAN

         1. PURPOSES. The purposes of this BankAtlantic Bancorp 1999 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options", at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

         2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (b) "CLASS A COMMON STOCK" shall mean the Class A common stock, par value $.01 per share, of the Company.

          (c)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "COMPANY" shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

          (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

          (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

          (g) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "INCENTIVE STOCK OPTION" shall mean a stock option intended to qualify as an incentive stock option within the meaning of
               Section 422 of the Code.

          (j) "NONQUALIFIED STOCK OPTION" shall mean a stock option not intended to qualify as an Incentive Stock Option.

          (k)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (l) "OPTIONED STOCK" shall mean the Class A Common Stock subject to an Option.

          (m)  "OPTIONEE" shall mean the recipient of an Option.

          (n) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

          (p) "SHARE" shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "STOCK OPTION AGREEMENT" shall mean the written option agreements described in Section 16 of the Plan.

          (r) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (s) "TRANSFEREE" shall mean a "transferee" of the Optionee as defined in Section 10 of the Plan.

     3. STOCK. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is 750,000 shares of authorized, but unissued, or reserved Class A Common Stock. If an Option should expire or become un-exercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     Subject to the provisions of Section 11 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 150,000 Shares.

     4. ADMINISTRATION.

     (a) PROCEDURE. The plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two
          (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Nonqualified Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to determine the vesting schedule of the Options to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees or Transferees, if applicable.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as directors, independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the fair market value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

     The plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his right or the Company's or any Parent or Subsidiary's right to terminate his employment at any time.

     6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by shareholders of the Company in accordance with Section 17 of the Plan within twelve months after the date of adoption by the Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void. The Plan shall continue in effect ten years from the effective date of the Plan, unless sooner terminated under Section 13 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's Stock Option Agreement.

     8.   EXERCISE PRICE AND CONSIDERATION.

     (a) PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

          (i)  In the case of an Incentive Stock Option which is

               (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

               (B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

          (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

     (b) DETERMINATION OF FAIR MARKET VALUE. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the date of grant of the Option, as reported in any newspaper of general circulation, or
          (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the date of grant, as reported by a generally recognized reporting service.

     (c) CERTAIN CORPORATE TRANSACTIONS. Notwithstanding Section 8(a) of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

     (d) PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company's capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida law. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company's capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes.

     9. EXERCISE OF OPTION.

     (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) TERMINATION OF STATUS AS AN EMPLOYEE. Subject to this Section 9(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

     (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment as a result of his total and permanent disability (as defined in
          Section 22(e)(3) of the Code), he or any Transferee may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d)  DEATH OF OPTIONEE. In the event of the death of an Optionee:

          (i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

          (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. TRANSFERABILITY OF OPTIONS. During an Optionee's lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that any Nonqualified Stock Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee; or (3) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a "Transferee"). Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Class A Common Stock covered by each outstanding Option, and the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Class A Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split or the payment of a stock dividend with respect to such stock or any other increase or decrease in the number of issued shares of such stock effected without receipt of consideration by the Company; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided, further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) Committee Action; Shareholders' Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company's shareholders.

     (b) Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders or Optionees.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

     16. STOCK OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board of Directors or the Committee shall approve.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of the shareholders shall be: (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.


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

     18. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an incentive stock option as defined in Section 422 of the Code.

     19. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     20. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     21. WITHHOLDINGS. The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee or Transferee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock.

     22. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

     23. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     24. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.




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